UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 02, 2022

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 2, 2022, Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), Allscripts Healthcare, LLC, a North Carolina limited liability company (“Allscripts Healthcare”), Allscripts Software, LLC, a Delaware limited liability company (“Allscripts Software”), PF2 EIS LLC, a Delaware limited liability company (“PF2”), Allscripts IHC, LLC, a Delaware limited liability company (“Allscripts IHC”), and Allscripts Healthcare US, LP, a Delaware limited partnership (together with Allscripts Healthcare, Allscripts Software, PF2 and Allscripts IHC, the “Sellers”), completed the previously-announced divestiture of the net assets of the Sellers’ Hospital and Large Physician Practices business segment (the “Business”) to Altera Digital Health Inc. (formerly known as Harris Dawn Holdings Inc.), a Delaware corporation (“Buyer”), a wholly-owned subsidiary of Constellation Software Inc., an Ontario corporation, pursuant to a Purchase Agreement, dated March 2, 2022 (the “HLPP Divestiture”).

At the closing of the HLPP Divestiture, Buyer acquired substantially all of the assets of the Business for $670 million in cash paid at closing and the opportunity to earn up to an additional $30 million based on the Business’ revenue through calendar year 2023. Certain assets of the Sellers relating to the Business were excluded from the transaction and retained by the Sellers. In addition, Buyer assumed certain liabilities related to the Business under the terms of the Purchase Agreement.

The Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 4, 2022 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2022, the Company issued a press release regarding the Company’s financial results for the three months ended March 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2022, the Board of Directors of the Company (the “Board”) ratified the prior approval by the Compensation Committee (the “Committee”) of the Company’s entry into the Second Amendment (the “Amendment”) to the Employment Agreement between the Company and Paul M. Black, the Company’s Chief Executive Officer, dated December 19, 2012 and amended October 1, 2015 (the “Existing Agreement”). The Amendment provides that, effective as of May 6, 2022 (the “Effective Date”), Mr. Black will no longer serve as Chief Executive Officer and will remain an employee of the Company, serving as Executive Consultant to the Company, through June 30, 2022 (the “Transition Date”). Unless earlier terminated for Cause (as defined in the Existing Agreement), as of the Transition Date, Mr. Black’s employment with the Company will terminate without Cause, and he will be entitled to receive the payments and benefits available to him under the Existing Agreement upon a termination of employment without Cause by the Company. Mr. Black will continue serving on the Board until the Company’s 2022 annual meeting of stockholders, at which he will not stand for re-election. The foregoing summary of the Amendment is qualified in its entirety by the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On May 3, 2022, the Board appointed Richard Poulton, age 56, the Company’s President and Chief Financial Officer, as Chief Executive Officer of the Company, effective as of the Effective Date, at which time he shall cease serving as President and Chief Financial Officer (and principal accounting officer). Mr. Poulton has served concurrently as both the Company’s President and Chief Financial Officer since March 2020. Mr. Poulton served as the Company’s President since October 2015. Furthermore, Mr. Poulton served as the Company’s Chief Financial Officer from October 2012 to March 2016 and as an Executive Vice President from October 2012 to September 2015. From 2006 to 2012, Mr. Poulton served in various positions at AAR Corp. (AIR), a provider of products and services to commercial aviation and the government and defense industries. His most recent role at AAR Corp. was Chief Financial Officer and Treasurer. Mr. Poulton also spent more than ten years at UAL Corporation in a variety of financial and business development roles, including Senior Vice President of Business Development as well as President and Chief Financial Officer of its client-focused Loyalty Services subsidiary.

On May 3, 2022, the Board also appointed Thomas Langan, age 56, as President, effective as of the Effective Date. Mr. Langan is currently the Senior Vice President and General Manager of the Veradigm business unit within the Company, a role which he has held since 2018. Prior to that, Mr. Langan was the Chief Executive Officer of Practice Fusion, a cloud-based EHR provider acquired by the Company in 2018, since 2015. Previously, Mr. Langan held executive positions at Symphony Health Solutions and MediMedia where he managed their life sciences data, analytics and consulting business, market access and multi-channel marketing solutions.

During his career, Mr. Langan has served as Chief Executive Officer, President, Chief Commercial Officer, SVP of Sales and various business development roles working with payers, life sciences organizations, employers and provider organizations. Mr. Langan has more than 25 years of broad-based functional experience in sales, marketing, strategy and P&L management.

On May 3, 2022, the Board also appointed Leah Jones, age 50, as Chief Financial Officer (and principal accounting officer), effective as of the Effective Date. Ms. Jones is currently Senior Vice President and General Manager of the Company’s Ambulatory business unit, a role she has held since January 2020. Prior to that, Ms. Jones led the Company’s Sales Operations as Senior Vice President from March 2016 to December 2019, a role in which she collaborated with clients, partners and internal teams to achieve successful relationships and respective performance goals. Ms. Jones has also served as the Company’s Vice President Finance and Sales Support from January 2011 to March 2016. Previously, Ms. Jones held various leadership roles at Infor Global Solutions, Georgia-Pacific, MedQuist and Radiant Systems. Ms. Jones is a licensed CPA in the state of Georgia. Ms. Jones has worked in the technology industry for more than 20 years, gaining experience in complex and creative negotiations, sales support systems and workflows, technical accounting and team leadership.

None of Mr. Poulton, Mr. Langan or Ms. Jones has any family relationship with the Company’s directors or executive officers or is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between any of them and any other person pursuant to which they were selected as officers of the Company.

In connection with his appointment, Mr. Poulton’s base salary was increased to $800,000 and his annual bonus opportunity was increased to $1,000,000, in each case retroactively effective as of the closing of the HLPP Divestiture. In addition, the salary for Tejal Vakharia, the Company’s Senior Vice President & General Counsel, Marketing & Government Affairs and a named executive officer for fiscal year 2021, was increased to $448,000 and her annual bonus opportunity and annual equity award opportunity were increased to $784,000 and $1,200,000, respectively, in each case retroactively effective as of the closing of the HLPP Divestiture.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial information of the Company giving effect to the HLPP Divestiture is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Second Amendment to the Employment Agreement between Allscripts Healthcare Solutions, Inc. and Paul M. Black, effective as of May 6, 2022

99.1	Press release issued by Allscripts Healthcare Solutions, Inc. on May 5, 2022

99.2	Unaudited Pro Forma Consolidated Financial Information of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date:	May 5, 2022	By:	/s/ Eric Jacobson
Eric Jacobson Senior Vice President and Corporate Secretary